EXHIBIT 99.2

American Healthcare REIT Declares First Quarter 2024 Distribution

IRVINE, Calif., Mar. 15, 2024 /PRNewswire/ -- American Healthcare REIT, Inc. (NYSE: AHR) announced today that its board of directors has declared a quarterly distribution of $0.25 per share for the quarter ending March 31, 2024. The distribution will be payable in cash on April 19, 2024 to all holders of record of its common stock, Class T common stock and Class I common stock as of the close of business on March 28, 2024.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. Its properties are located in 36 states, the United Kingdom and the Isle of Man. For additional information, please visit www.AmericanHealthcareREIT.com.
Investor Contact:
Alan Peterson
VP, Investor Relations & Finance
(949) 270-9200
investorrelations@ahcreit.com

Media Contact:
Damon Elder
Spotlight Marketing Communications
(949) 427-1377
damon@spotlightmarcom.com

SOURCE American Healthcare REIT, Inc.